UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 9, 2007
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 — 30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

(952) 930-6000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
     On February 9, 2007, the Board of Directors of American Medical Systems Holdings, Inc. reviewed final payouts under the company’s 2006 Executive Variable Incentive Plan and approved 2007 base salaries and option grants, and the 2007 Executive Variable Incentive Plan and target bonuses under the plan for each of its executive officers, including it’s principal executive officer, principal financial officer and each of the company’s other “named executive officers” (as defined in Regulation S-K Item 402(a)(3)) identified in its proxy statement for its 2006 annual meeting.
     2006 Executive Variable Incentive Plan.
     The 2006 Executive Variable Incentive Plan provides incentive compensation for senior management, including executive officers. In February 2006, the Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan, which was then aggregated with the target bonuses for all other participants to establish the bonus pool. The actual pool contribution was calculated at the end of each fiscal quarter based upon each fiscal quarter’s year-over-year sales growth rate, each quarter’s year-over-year increase in sales dollars and a measure of operating income. Each quarter, the actual pool contributions for four quarters (the current plus three past quarters) were weighted and compared to the plan level to generate a percent of plan achievement. This percent was applied against the participant’s target bonus for the quarter, resulting in a quarterly bonus payment per individual. The actual 2006 bonus payment for the company’s principal executive officer, principal financial officer and each other named executive officer is set forth in the table below.

Name	Title	2006 Bonus
Martin J. Emerson	President and Chief Executive Officer	$213,198
Ross A. Longhini	Executive Vice President and Chief Operating Officer	$136,800
Carmen L. Diersen (1)	Executive Vice President and Chief Financial Officer	$69,059
	Senior Vice President, Compliance, Quality Systems
Lawrence W. Getlin	and Legal	$98,199
John F. Nealon	Senior Vice President, Business Development	$94,754

(1)	Carmen L. Diersen resigned as the Executive Vice President and Chief Financial Officer on September 4, 2006. Mark A. Heggestad, joined the company as Executive Vice President and Chief Financial Officer on December 18, 2006, and was not eligible for a bonus under the 2006 EVIP.
     2007 Base Salary and Option Grants.
     On February 9, 2007, the Board of Directors approved the 2007 base salary (effective as of February 1, 2007) and granted options to purchase shares of company common stock for each executive officer, including the named executive officers, each as set forth in the table below. All options were granted under the company’s 2005 Stock Incentive Plan at an exercise price of $20.39 (equal to the “fair market value” of a share of common stock on the grant date), vest over a period of 4 years and have a term of 7 years.

Name	Title	2007 Base Salary	2007 Options
Martin J. Emerson	President and Chief Executive Officer	$365,000	125,000
	Executive Vice President and Chief
Ross A. Longhini	Operating Officer	$310,000	50,000
	Executive Vice President and Chief
Mark A. Heggestad(1)	Financial Officer	$265,000	0
	Senior Vice President, Compliance,
Lawrence W. Getlin	Quality Systems and Legal	$247,000	25,000
	Senior Vice President, Business
John F. Nealon	Development	$241,000	25,000

(1)	As noted above Mr. Heggestad joined the company as Executive Vice President and Chief Financial Officer on December 18, 2006.
     2007 Executive Variable Incentive Plan.
     On February 9, 2007, the Board approved the 2007 Executive Variable Incentive Plan and target bonuses for executive officers under such plan. The Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan. The plan provides for payment of a bonus based on achievement of net sales, net income and free cash flow objectives in the 2007 operating plan approved by the Board. The total bonus is weighted 50 percent for achieving the net sales objective, 30 percent for achieving the net income objective and 20 percent for achieving the free cash flow objective. The plan provides for payment beginning at 25 percent of target bonus for achieving 90 percent of the net sales and net income objectives, and bonuses for achieving these objectives are paid quarterly. The plan provides for payment beginning at 50 percent of target bonus for achieving 70 percent of the free cash flow objective, and the bonus for achieving this objective is paid annually. The bonus payable under the plan increases with percentage achievement relative to the objectives, and 100 percent of the target bonus is paid at 100 percent achievement of the plan objectives. The maximum bonus payable under the plan is 200 percent of the target bonus at 115 percent achievement of the net sales and net income plan objectives, and 130 percent of the free cash flow objective. The target bonus for 2007 for the company’s principal executive officer, principal financial officer and each other named executive officer is set forth in the table below.

Name	Title	2007 Target Bonus
Martin J. Emerson	President and Chief Executive Officer	$255,500
Ross A. Longhini	Executive Vice President and Chief Operating Officer	$155,000
Mark A. Heggestad	Executive Vice President and Chief Financial Officer	$132,500
	Senior Vice President, Compliance, Quality Systems
Lawrence W. Getlin	and Legal	$98,800
John F. Nealon	Senior Vice President, Business Development	$108,450

Approval of Change in Control and Severance Arrangements
     On February 9, 2007, the Board of Directors of American Medical Systems Holdings, Inc. approved the principal terms of change in control and severance arrangements for members of senior management, including the company’s principal executive officer, principal financial officer and each other named executive officer. The terms of the change in control severance arrangements will be set forth in a written agreement to be entered into by the company and such members of senior management, and will consist of the following:
•	If we (or our successor) terminate the executive without “cause” during the twelve-month period immediately following a change of control, or if the executive terminates employment for “good reason” during the period beginning three months immediately following a change in control and ending twelve-months immediately following a change of control:
•	we (or our successor) would be required to pay the executive a lump sum as follows:
•	For Mr. Emerson, two times the sum of one years’ base pay plus 100 percent of his target bonus for the year during which the change in control occurs.

•	For Mr. Longhini and Mr. Heggestad, one and one-half times the sum of one years’ base pay plus 100 percent of the executive’s target bonus for the year during which the change in control occurs.

•	For other executive officers, one times the sum of one years’ base pay plus 100 percent of the executive’s target bonus for the year during which the change in control occurs.
•	Each executive would receive continued coverage under group and supplemental health and dental plans at the rate for active employees for twelve months or until the executive becomes covered under another group plan.
•	Upon a change in control, all issued and outstanding options would immediately vest and be exercisable in full, regardless of whether the executive continued to be employed by us (or our successor).

•	The executive would agree not to compete with us for a period of two years following his or her employment termination.

•	If any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to “excise tax” we would make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax, imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: February 15, 2007	By /s/ Mark A. Heggestad
	Name:	Mark A. Heggestad
	Title:	Executive Vice President and Chief Financial Officer

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